                          DRINKER BIDDLE & SHANLEY LLP
                                500 Campus Drive
                           Florham Park, NJ 07932-1047


                                  June 2, 2000

Boonton Electronics Corporation
25 Eastmans Road
P.O. Box 465
Parsippany, New Jersey 07054

         Re:      Wireless Telecom Group, Inc.
                  Registration Statement on Form S-4
                  Registration No. 333-35980

Ladies and Gentlemen:

         You have requested our opinion with respect to certain federal income tax consequences of the proposed merger and reorganization (the "Merger") pursuant to the Agreement and Plan of Reorganization, dated as of March 2, 2000, as amended by the Amendment No. 1 to Agreement and Plan of Reorganization (the "Agreement"), among Boonton Electronics Corporation, a New Jersey corporation ("Boonton"), Wireless Telecom Group, Inc., a New Jersey corporation ("Wireless"), and WTT Acquisition Corp., a New Jersey corporation and wholly-owned subsidiary of Wireless ("Sub"). Specifically, you have requested our opinion as to whether, for federal income tax purposes, the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder (the "Code"), by reason of Section 368(a)(2)(E) of the Code, to which each of Boonton, Wireless and Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code. For purposes of this opinion, all capitalized terms, unless otherwise specified, have the meanings assigned to them in the Agreement.

         In rendering our opinion, we have examined and relied on the accuracy and completeness of the facts, information, statements and representations contained in the Agreement and in the Registration Statement on Form S-4, Registration No. 333-35980 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to 1,927,470 shares of Wireless common stock. In

Boonton Electronics Corporation
June 2, 2000
Page 2

connection with this opinion, we have also relied upon statements and representations made to us in certificates by Wireless, Sub and Boonton with respect to certain factual matters (the "Certificates"), which statements and representations we have neither investigated nor verified. The opinions expressed herein are conditioned on the initial and continuing accuracy of the facts, information, statements and representations set forth in the Certificates and filings referred to above. We have assumed that all such facts, information, statements and representations qualified by the knowledge and belief of Wireless, Boonton or Sub will be complete and accurate as of the Effective Time as though not so qualified. We have further assumed that the Merger will be performed in accordance with the terms of the Agreement and the description of the transaction in the Registration Statement.

         In rendering our opinion, we have considered the applicable provisions of the Code, the Treasury Regulations promulgated thereunder, pertinent judicial authorities and published rulings and other pronouncements of the Internal Revenue Service, all as of the date hereof. Any change in the foregoing may affect the continuing validity of the opinion set forth herein. We express no opinion as to the tax consequences of the Merger under any laws other than the federal income tax laws of the United States.

         In our opinion, the statements in the proxy statement/prospectus (the "Proxy Statement") contained in the Registration Statement under the caption "The Merger-Material Federal Income Tax Consequences", to the extent they constitute matters of law or legal conclusions, are accurate in all material respects.

         The foregoing opinion is based solely on and subject to (a) the qualifications, assumptions and limitations set forth herein, and (b) the qualifications, limitations and assumptions contained in the portion of the Proxy Statement captioned "The Merger-Material Federal Income Tax Consequences".

         We hereby consent to the use of our name under the caption "Legal Matters" in the Proxy Statement and to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                              Very truly yours,

                                              DRINKER BIDDLE & SHANLEY LLP